                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:


|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         (2)     Form, Schedule or Registration Statement No.:

         (3)     Filing Party:

         (4)     Date Filed:

                        BEI MEDICAL SYSTEMS COMPANY, INC.

                               100 Hollister Road
                           Teterboro, New Jersey 07608

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 12, 2002

To the Stockholders of BEI Medical Systems Company, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of BEI Medical Systems Company, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 12, 2002 at 2:00 p.m. local time, at The Union League Club, 38 East 37th Street, New York, New York 10016, for the following purposes:

         1. To elect two directors to hold office until the Annual Meeting of Stockholders in 2005 and to elect one director to hold office until the Annual Meeting of Stockholders in 2003.

         2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 28, 2002.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on January 22, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

                                             By Order of the Board of Directors


                                             /s/ Thomas W. Fry
                                             ----------------------------------
                                             Thomas W. Fry
                                             Corporate Secretary

Teterboro, New Jersey
February 6, 2002



ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                                       1.

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                               100 Hollister Road
                           Teterboro, New Jersey 07608

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 March 12, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of BEI Medical Systems Company, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on March 12, 2002, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Union League Club, New York, New York. The Company intends to mail this proxy statement and accompanying proxy card on or about February 6, 2002, to all stockholders entitled to vote at the Annual Meeting.

         The Distribution: Effective September 27, 1997, the Company, formerly known as BEI Electronics, Inc. ("Electronics"), distributed the outstanding stock of its wholly-owned subsidiary, BEI Technologies, Inc. ("BEI Technologies" or "Technologies"), to its stockholders in a spin-off of its sensors business (the "Distribution"). As a result, the Company's sole remaining direct subsidiary was a medical device business, BEI Medical Systems Company, Inc. ("BMED"). In November 1997, the Company merged BMED into the Company and changed the Company's name to BEI Medical Systems Company, Inc. For further information about the Distribution, see BEI Technologies' Form 10 General Form for Registration of Securities as amended (File No. 0-22799), the Company's Form 10-K Annual Report for the fiscal year ended September 27, 1997 (the "1997 10-K") and Note 1 of "Notes to Consolidated Financial Statements" included in the 1997 10-K.

         The Asset Sale: In December 1999, BEI completed the sale of a substantial portion of the assets of the Company to CooperSurgical Acquisition Corp., a Delaware corporation ("CSAC"), for approximately $10.3 million in cash (the "Asset Sale"). The assets sold constituted a business of developing, manufacturing, marketing and servicing a broad array of advanced systems and devices for diagnostic and therapeutic procedures in the medical fields of gynecology and gastroenterology. Since the Asset Sale, the Company has focused exclusively on developing a new therapeutic system, the Hydro ThermAblator(R) (the "HTA"(R)) for treatment of excessive uterine bleeding due to benign causes. For further information about the Asset Sale, see the Company's Proxy Statement for Special Meeting of Stockholders, (File No. 0000929624-99-001921), the Company's Form 10-K Annual Report for the fiscal year ended September 30, 2000 (the "2000 10-K") and Note 1 of "Notes to Consolidated Financial Statements" included in the 2000 10-K.

         Series A Convertible Preferred Stock: In February 2001, the Company completed a private placement of 1,114,485 shares of its Series A Convertible Preferred Stock ("Series A Preferred") at $3.75 per share, resulting in gross cash proceeds to the Company of $4,179,000. Shares of Series A Preferred are convertible at any time into an aggregate of 2,228,970 shares of Common Stock of the Company at an initial conversion price of $1.88 per common share. The initial conversion price will be adjusted for stock splits, combinations, certain dividends and distributions and other similar events and could also be adjusted on a weighted average basis in the event the Company issues additional securities at a per share price below $1.88.

         The holders of Series A Preferred are entitled to participate, on an as-converted to Common Stock basis, in any dividends paid on the Common Stock, when and if declared by the Board of Directors. In addition, the holders of the Series A Preferred have the right to a separate vote on certain items (as described in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designations")), including but not limited to (i) amendments to the Company's Certificate of Incorporation or Bylaws that adversely affect the rights, privileges or restrictions of the Series A Preferred, (ii) the payment or declaration of a dividend on any shares of Common Stock, (iii) a decrease or increase in the number of authorized directors, (iv) authorization or designation of any new class or Series of stock or other securities of the Company ranking on parity with or senior to the Series A Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series, (v) any liquidation or winding up of the Company, or (vi) entering into an agreement regarding a merger, acquisition or sale of voting control or sale or lease of substantially all of the assets of the Company whereby the holders of the Series A Preferred would not receive a minimum amount of consideration ranging from two to four times their original purchase price paid for each share of Series A Preferred. In addition, in the event any of the items identified in (v) or (vi) above or a greater than 50%


                                       2.

change of control approved by the Board of Directors occurs, the holders of the Series A Preferred shall be entitled to receive, in preference to the holders of Common Stock, a per share amount equal to the original purchase price of the Series A Preferred (as adjusted for any stock splits, dividends and the like) plus any declared but unpaid dividends. The Company has reserved 2,228,970 shares of common stock for future issuance upon conversion of the Series A Preferred.

         As part of the private placement, the Company expanded its Board of Directors from five members to six and provided the holders of the Series A Preferred, voting as a separate class, the right to elect one director.

         Private Placement: On September 4, 2001, the Company completed a private placement of 1,952,273 shares of its common stock and warrants to purchase 1,093,261 shares of its common stock, immediately exercisable at $3.69 per share, the ("First Closing") resulting in gross cash proceeds to the Company of $7,200,000. Warrants issued in the First Closing to purchase 624,722 shares of common stock will terminate after one year and warrants to purchase 468,539 shares of common stock will terminate after two years. On September 27, 2001, the Company completed a second and final closing of a private placement of its common stock and warrants (the "Second Closing"), (together with the First Closing, the "Private Placement"). In the Second Closing, the Company issued 117,948 shares of its common stock and warrants to purchase 66,048 shares of its common stock, immediately exercisable at $3.69 per share, resulting in gross cash proceeds to the Company of $435,000. Warrants issued in the Second Closing to purchase 37,742 shares of common stock will terminate after one year and warrants to purchase 28,306 shares of common stock will terminate after two years.

Solicitation

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

         Only holders of record of capital stock at the close of business on January 22, 2002, will be entitled to notice of and to vote at the Annual Meeting. Holders of record of Common Stock and Series A Preferred shall be entitled to vote on Proposals 1 and 2 as described in this proxy statement. At the close of business on January 22, 2002, the Company had outstanding and entitled to vote 9,839,355 shares of Common Stock and 1,114,485 shares of Series A Preferred. Each holder of record of Common Stock and Series A Preferred on such date will be entitled to one vote for each share of Common Stock held on an as-converted to Common Stock basis on all matters upon which they are entitled to vote at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 100 Hollister Road, Teterboro, New Jersey 07608, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

Stockholder Proposals

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8, of the Securities and Exchange Commission (the "Commission") is October 1, 2002. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is October 31,


                                       3.

2002. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   Proposal 1

                              Election of Directors

         The Company's Restated Certificate of Incorporation and By-Laws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified or until his earlier death, resignation or removal.

         Additionally, the Certificate of Designations provides that the holders of outstanding shares of Series A Preferred shall be entitled to elect one director to the Board (the "Series A Director"), such director to serve for a one-year term. The holders of outstanding shares of Series A Preferred are not entitled to vote those shares with respect to any other nominees for election to the Board of Directors.

         The Board of Directors is presently composed of six members. Two directors are in the class whose term of office expires in 2002. The nominees for election to this class are Charles Crocker and Ralph M. Richart, who are currently directors of the Company. If elected at the Annual Meeting by the holders of the outstanding shares of Common Stock, a nominee would serve until the 2005 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Additionally, the Series A Director's term of office expires in 2002. The nominee for election as the Series A Director is Jordan Davis, who is currently a director of the Company. If elected at the Annual Meeting by the holders of the outstanding shares of Series A Preferred, Mr. Davis would serve until the 2003 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting for such directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

         Set forth below is biographical information for each nominee and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting

Charles Crocker

          Mr. Crocker, age 62, a founder of the Company, has served as Chairman of the Board of Directors of the Company since October 1974. Mr. Crocker served as President and Chief Executive Officer of the Company from October 1995 until September 1997. Mr. Crocker is Chairman and Chief Executive Officer of BEI Technologies, Inc. He served as President of Crocker Capital Corporation (a Small Business Investment Company), from 1970 to 1985, and as General Partner of Crocker Associates, a venture capital investment partnership, from 1970 to 1990. He currently serves as a director of Technologies, Fiduciary Trust Company International, Pope & Talbot, Inc. and Teledyne Technologies. Mr. Crocker holds a B.S. from Stanford University and an M.B.A. from the University of California, Berkeley.

Ralph M. Richart, MD

         Dr. Richart, age 69, has been a Director of the Company since November 1997 and was a Director of BEI Medical Systems Company, Inc. from 1996 until that company's merger into Electronics in November 1997. Dr. Richart is Professor of Pathology in Obstetrics and Gynecology at the Columbia University College of Physicians and Surgeons and Vice Chairman for Anatomic Pathology at the Sloane Hospital for Women in New York City. He served as a Career Research Development Awardee at the Medical College of Virginia before moving to Columbia-Presbyterian Medical Center in 1963. His professional interests have centered around obstetrical and gynecological pathology and cytology with particular emphasis on the study of cervical neoplasia and, more recently, the relationship of the human papillomavirus to lower genital tract neoplasia. He is the past President of the


                                       4.

International Gynecologic Cancer Society. He received his medical training at the University of Rochester School of Medicine and Dentistry, and completed his pathology residency in the Harvard Hospitals system.

Nominee for Election for a One-Year Term Expiring at the 2003 Annual Meeting

Jordan Davis

         Mr. Davis, age 40, has been a Director of the Company since February 2001. Mr. Davis is a Managing Partner and co-founder of Radius Ventures, a venture capital firm focused on the health and life sciences industry. Prior to founding Radius, from 1992 to 1996, Mr. Davis served as Managing Director of KBL Healthcare, Inc., a merchant banking and venture capital firm specializing in the health and life science industry. He was a co-founder of Cambridge Heart, Inc., a cardiology device company and currently serves on the board of directors of Amicas, Inc. and Coordinated Care Solutions, Inc., each portfolio companies of Radius. Mr. Davis earned an M.B.A. from the J.L. Kellogg Graduate School of Management of Northwestern University and a B.A. in Economics from The State University of New York at Binghamton.



                    The Board Of Directors Recommends A Vote
                            In Favor Of Each Nominee

Directors Continuing in Office Until the 2003 Annual Meeting

Richard W. Turner, PhD

         Dr. Turner, age 55, founded in 1991 what is now the Company as a subsidiary of Electronics. Dr. Turner served as President of that subsidiary from 1991 until it merged into the Company in November 1997, and then as President of the Company until April 1998. He rejoined the Company as President and Chief Executive Officer in January 1999. He has served as a Director of the Company since September 1997. Previously President of the Healthcare Group for the Cooper Companies, Dr. Turner has held executive leadership positions in the medical industry for over 20 years, including President and Director of CooperLaserSonics, Inc., President of CooperVision, Inc., President and Chief Executive Officer/Director for Pancretec, Inc. and President of Kay Laboratories. Dr. Turner holds a B.S. from Old Dominion University, an M.B.A. from Pepperdine University and a Ph.D. from Berne University.

Gary D. Wrench

         Mr. Wrench, age 68, has been a Director of the Company since 1986. He is currently Chief Financial Officer of OpticNet, Inc. He served as Senior Vice President and Chief Financial Officer of Technologies. From September 1997 until his retirement in May 2000, he served as Vice President of Electronics and President and Chief Executive Officer of Motion Systems Company, Inc., then a wholly owned subsidiary of Electronics that is now a part of Technologies. Mr. Wrench's previous experience includes 20 years with Hughes Aircraft Company including an assignment as President of Spectrolab, Inc., a Hughes subsidiary. He currently serves as a Director of Technologies. Mr. Wrench holds a B.A. from Pomona College and an M.B.A. from the University of California, Los Angeles.

Director Continuing in Office Until the 2004 Annual Meeting

Lawrence A. Wan, PhD

         Dr. Wan, age 63, has been a Director of the Company since November 1997. He served as Vice President and Chief Technical Officer of Electronics from July 1990 to September 1997 and from October 1997 to November 2000 he was Vice President, Corporate Technology and Chief Technical Officer of Technologies. He is currently Chairman of the Board and Chief Executive Officer of OpticNet, Inc., which was spun off from BEI Technologies, Inc. in November 2000. From 1984 until 1990, he served as Vice President, Engineering, of Systron Donner Corporation, and also held various other technical and general management positions with that company between 1979 and 1984. From 1968 through 1979, he served as Chief Executive Officer of Sycom, Inc., a commercial electronics company, which he founded. From 1964 to 1968, he worked for Hughes Aircraft Company where he headed the Radar Systems Section of the Hughes Ground Systems Group. In 1962, Dr. Wan and two other professors established an Engineering School at the University of California, Santa Barbara, where he also taught Engineering. Dr. Wan holds B.S., M.S. and Ph.D. degrees in Engineering and Applied Sciences from Yale University.


                                       5.

Board Committees and Meetings

         During the fiscal year ended September 29, 2001, the Board held six meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

         The Audit Committee meets with the Company's independent auditors at least annually to review the scope and results of the annual audit; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to internal controls, accounting staff and management performance and procedures in connection with audit and financial controls. The Audit Committee currently consists of three non-employee directors: Mr. Wrench, Chairman of the Committee, Dr. Richart and Dr. Wan. The Audit Committee met twice during fiscal year ended September 29, 2001. All members of the Company's Audit Committee are independent as independence is defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has adopted a written charter that was filed as Appendix A to the definitive proxy statement filed with the Commission in connection with the Company's 2001 Annual Meeting of Stockholders.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation for the Company's executive officers, awards stock options and restricted stock to eligible executives, employees and consultants under the Company's stock option plan and restricted stock plan, administers the Company's stock option plan and restricted stock plan, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met once during fiscal year 2001. The Compensation Committee consists of three non-employee directors: Mr. Wrench, Chairman of the Committee, Dr. Wan and Mr. Davis.

         During the fiscal year ended September 29, 2001, each director attended 75% or more of the aggregate of the meetings of the Board and committees on which he served which were held during the period for which he was a director or committee member, respectively.


                                       6.

            Report of the Audit Committee of the Board of Directors1

         The Audit Committee of BEI Medical Systems Company's Board of Directors (the "Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are Mr. Wrench, Chairman of the Committee, Dr. Richart and Dr. Wan. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

         The Company's management is responsible for the internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

         Based on the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 29, 2001 filed with the Securities and Exchange Commission.

         Gary D. Wrench (Chairman)
         Ralph M. Richart, MD
         Lawrence A. Wan, PhD








--------

1 This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                       7.

                                   Proposal 2

                Ratification of Selection of Independent Auditors

         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 28, 2002. Ernst & Young LLP and its predecessor firms have audited the Company's financial statements since 1975. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares of Common Stock and Series A Preferred, voting together on an as-converted basis, represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 28, 2002. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any more in determining whether this matter has been approved.

         AUDIT FEES. For the fiscal year ended September 29, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements for that fiscal year was $63,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young LLP did not perform any professional services related to information technology consulting for the fiscal year ended September 29, 2001.

         ALL OTHER FEES. For the fiscal year ended September 29, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit services were $29,300. Other professional fees primarily consisted of services related to (i) SEC filings and (ii) other advisory services.

         The Audit Committee has determined the rendering of all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.





                    The Board Of Directors Recommends A Vote
                             In Favor Of Proposal 2







                                       8.

                              Security Ownership Of
                    Certain Beneficial Owners And Management

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 10, 2001 by:
(i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation" below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                                                       Beneficial Ownership (1)

                                                                                      Number of        Percent of
                                Beneficial Owner                                       Shares           Total (2)

Mr. Charles Crocker (3)                                                              1,549,404            15.8%
         One Post Street, Suite 2500
         San Francisco, CA

Brookside Capital Partners Fund, L.P. (4)                                            2,072,666            19.6%
         Two Copley Place
         Boston, MA

Entities associated with Diaz & Altschul, LLC (5)                                      984,090             9.4%
         950 Third Avenue, 16th Floor
         New York, NY

Radius Venture Partners I, L.P. (6)                                                    634,852             6.1%
         One Rockefeller Plaza, Suite 920
         New York, NY

Entities associated with First Chicago Equity Corporation (7)                          533,336             5.1%
         55 West Monroe, 16th Floor
         Chicago, IL

Mr. Jordan Davis (6)                                                                   634,852             6.1%

Mr. Samuel Dickstein (8)                                                                83,019             *

Mr. Thomas W. Fry (8)                                                                   95,895             *

Mr. John J. Gormally                                                                         0             *

Dr. Ralph M. Richart (8)                                                               141,411             1.4%

Dr. Richard W. Turner (8)                                                              524,403             5.1%

Dr. Lawrence A. Wan (8)                                                                 36,021             *

Mr. Gary D. Wrench (8)(9)                                                              102,672             1.0%

All executive officers and directors as a group (9 persons)(10)                      3,167,677            28.5%

*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and upon any Schedules 13D or 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 9,839,355 shares outstanding on January 10, 2002, adjusted as required by rules promulgated by the Commission.

(3) Includes 400,000 shares held by Mr. Crocker as trustee for his adult children, as to which Mr. Crocker disclaims beneficial ownership. Also includes 54,936 shares held in a trust of which Mr. Crocker is beneficiary and sole trustee. Mr. Crocker, acting alone, has the power to vote and dispose of the shares in each of these trusts.

(4) Includes 425,162 shares of Common Stock purchasable upon exercise of a warrant that expires on September 4, 2002 and 318,871 shares of Common Stock purchasable upon exercise of a warrant that expires on September 4, 2003.


                                       9.

(5) Includes 160,000 shares beneficially owned by Delta Opportunity Fund, Ltd. ("Delta"), 106,668 shares beneficially owned by Delta Opportunity Fund (Institutional), LLC ("Delta Institutional"), and 133,334 shares beneficially owned by Overbrook Fund I, LLC ("Overbrook"). Delta, Delta Institutional, and Overbrook own 80,000, 53,334, and 66,667 shares, respectively, of Series A Preferred that can be immediately converted into Common Stock at a rate of two shares of Common Stock for each share of Series A Preferred held. Also includes 11,700 shares owned by Siri von Reis and 50,000 shares owned by Altschul Investment Group. Also includes 43,714 and 25,699 shares of Common Stock purchasable, by Delta and Delta Institutional, respectively, upon exercise of warrants that expire on September 4, 2002, 32,786 and 19,274 shares of Common Stock purchasable, by Delta and Delta Institutional, respectively, upon exercise of warrants that expire on September 4, 2003, 22,559, 12,147, and 3,036 shares of Common Stock purchasable, by Delta, Delta Institutional, and Delta Private Equity Fund, L.P. ("Delta Equity"), respectively, upon exercise of warrants that expire on September 28, 2002, and 16,919, 9,110, and 2,277 shares of Common Stock purchasable, by Delta, Delta Institutional, and Delta Equity, respectively, upon exercise of warrants that expire on September 28, 2003. Diaz and Altschul, LLC is the investment advisor to the Delta Opportunity Fund family. One of the three managing members of Diaz and Altschul Advisors, LLC is the sole managing member of Overbrook Fund, LLC.

(6) Includes 533,334 shares beneficially owned by Radius Venture Partners I, L.P. ("Radius"). Radius owns 266,667 shares of Series A Preferred that can be immediately converted into Common Stock at a rate of two shares of Common Stock for each share of Series A Preferred. Also includes 20,824 shares of Common Stock purchasable upon exercise of a warrant that expires on September 4, 2002 and 15,618 shares of Common Stock purchasable upon exercise of a warrant that expires on September 4, 2003. Jordan Davis, a director of the Company, is a principal of the general partner of Radius Venture Partners I, L.P. and may be deemed to beneficially own shares held by Radius Venture Partners I, L.P.

(7) Includes 504,134 shares beneficially owned by First Chicago Equity Corporation ("First Chicago"), 2,534 shares beneficially owned by Cross Creek Partners XI, LLC ("Cross Creek XI"), and 26,668 shares beneficially owned by Garrett Capital Advisors, LLC ("GCA"). First Chicago, Cross Creek XI and GCA own 252,067 shares, 1,267 shares and 13,334 shares, respectively, of Series A Preferred that can be immediately converted into Common Stock at a rate of two shares of Common Stock for each share of Series A Preferred held. Banc One Venture Partners is made up of 99.5% ownership by First Chicago and 0.5% by Cross Creek Partners. Cross Creek XI is the investment vehicle used by the partners of Banc One Venture Partners to invest such partners' money. Banc One Venture Partners has agreed to work with Scott Garrett, the principal of GCA, on all health care investments for a period of approximately four years. As Cross Creek XI and GCA are under common control with First Chicago, First Chicago may be deemed to beneficially own shares held by Cross Creek XI and GCA. Garrett Capital Advisors, LLC disclaims such beneficial ownership.

(8) Includes shares which certain officers and directors have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Mr. Dickstein, 67,229 shares; Mr. Fry, 54,524 shares; Dr. Turner, 474,403 shares; Dr. Wan, 20,000 shares; Mr. Wrench 41,371 shares; and all executive officers and directors as a group, 730,219 shares. Also includes shares which certain officers and directors have the right to vote pursuant to unvested portions of restricted stock awards as follows: Dr. Turner 50,000 shares, Mr. Wrench 1,500 shares, Dr. Wan, 875 shares; and all executive officers and directors as a group, 52,375 shares.

(9) Includes 55,718 shares held in a revocable trust of which Mr. Wrench and his wife, Jacqueline Wrench, are beneficiaries and sole trustees. Mr. and Mrs. Wrench, acting alone, each have the power to vote and dispose of such shares. Also includes 5,583 shares, which Mr. Wrench, acting alone, has power to vote and dispose of.

(10)     Includes the shares described in the Notes above, as applicable.


                                      10.

                      Series A Convertible Preferred Stock

         The following table sets forth certain information regarding the beneficial ownership of the Company's Series A Convertible Preferred Stock as of March 30, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation" below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Series A Convertible Preferred Stock.


                                                                                       Beneficial     Ownership (1)
                                                                                       Number of        Percent of
                                 Beneficial Owner                                        Shares         Total (2)

Entities associated with First Chicago                                                   266,668           23.9%
     Equity Corporation (3)
     55 West Monroe, 16th Floor
     Chicago, IL

Radius Venture Partners I, L.P.                                                          266,667           23.9%
     One Rockefeller Plaza, Suite 920
     New York, NY

Entities associated with Robert P. Khederian (4)                                         234,483           21.0%
     200 Pond Road
     Wellesley, MA

Entities associated Diaz & Altschul Advisors, LLC (5)                                    200,001           17.9%
     950 Third Avenue, 16th Floor
     New York, NY

MedCapital, LLC                                                                          133,333           12.0%
     500 Campus Drive, Suite 220
     Florham Park, NJ 07932

Mr. Charles Crocker                                                                            0            *

Mr. Samuel Dickstein                                                                           0            *

Mr. Jordan Davis (6)                                                                     266,667           23.9%*

Mr. Thomas W. Fry                                                                              0            *

Mr. John J. Gormally                                                                           0            *

Dr. Ralph M. Richart                                                                           0            *

Dr. Richard W. Turner                                                                          0            *

Dr. Lawrence A. Wan                                                                            0            *

Mr. Gary D. Wrench                                                                             0            *

All executive officers and directors as a group (9 persons) (7)                          266,667           23.9%

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 1,114,485 shares outstanding on March 30, 2001, adjusted as required by rules promulgated by the Commission.


                                      11.

(3) Includes 252,067 shares held by First Chicago Equity Corporation ("First Chicago"), 1,267 shares held by Cross Creek Partners XI, LLC ("Cross Creek XI"), and 13,334 shares held by Garrett Capital Advisors, LLC ("GCA"). Banc One Venture Partners is made up of 99.5% ownership by First Chicago and 0.5% by Cross Creek Partners. Cross Creek XI is the investment vehicle used by the partners of Banc One Venture Partners to invest such partners' money. Banc One Venture Partners has agreed to work with Scott Garrett, the principal of GCA, on all health care investments for a period of approximately four years. As Cross Creek XI and GCA are under common control with First Chicago, First Chicago may be deemed to beneficially own shares held by Cross Creek XI and GCA. Garrett Capital Advisors, LLC disclaims such beneficial ownership.

(4) Includes 78,161 shares held by Robert P. Khederian, individually, 78,161 shares held by Robert P. Khederian C/F Robert P. Khederian, Jr. UTMA/MA (the "Robert P. Khederian, Jr. Trust"), and 78,161 shares held by Robert P. Khederian C/F Allison L. Khederian UTMA/MA (the "Allison
         L. Khederian Trust"). As trustee of the Robert P. Khederian, Jr. Trust and the Allison L. Khederian Trust, Mr. Khederian may be deemed to beneficially own the shares held by these trusts.

(5) Includes 80,000 shares held by Delta Opportunity Fund, Ltd. ("Delta"), 53,334 shares held by Delta Opportunity Fund (Institutional), LLC ("Delta Institutional"), and 66,667 shares held by Overbrook Fund I, LLC ("Overbrook"). Diaz and Altschul, LLC is the investment advisor to the Delta Opportunity Fund family. One of the three managing members of Diaz and Altschul Advisors, LLC is the sole managing member of Overbrook Fund, LLC.

(6) Represents 266,667 shares owned by Radius Venture Partners I, L.P. Jordan Davis, a director of the Company, is a principal of the general partner of Radius Venture Partners I, L.P. and may be deemed to beneficially own shares held by Radius Venture Partners I, L.P.

(7)      Includes the shares described in the Notes above, as applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 29, 2001, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.


                                      12.

                             Executive Compensation

Compensation of Directors

         During the fiscal year ended September 29, 2001, Dr. Wan and Mr. Wrench, as non-employee directors, each received a monthly fee of $1,000 and a fee of $500 for each Board meeting attended and for each committee meeting attended as a committee member and a fee of $250 for each telephonic Board or committee meeting in which such director participated. In the fiscal year ended September 29, 2001, the total compensation paid to non-employee directors, excluding Mr. Crocker, for services as directors was $29,500. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         In the fiscal year ended September 29, 2001, the board awarded non-qualified stock options to Mr. Davis, (10,000), Dr. Richart (10,000), Dr. Wan (10,000) and Mr. Wrench (10,000) for their contributions to the Company for fiscal year 2001 and non-qualified stock options to Mr. Davis (10,000), for his efforts related to the Private Placement.

         In December 1999, Mr. Wrench was awarded a $10,000 bonus payment related to his contributions toward the completion of the Asset Sale.

         In March 1998, the Company entered into a consulting agreement with Dr. Richart under which he would assist with medical research and clinical information. In consideration for these services, the Company granted Dr. Richart 50,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1992 Restricted Stock Plan, as amended. Of the shares granted, 19,996 vested immediately upon issuance with the balance vesting ratably from October 1998 through March 2000. The fair market value of the shares at September 24, 1998, the date of the award, was $96,875, based upon the closing price of the stock as reported by the Nasdaq National Market System on that date. The agreement also provided for commissions to be paid to Dr. Richart on sales of the HTA in the Far East and Latin America territories at the rate of $1,000 per unit and for a 2% commission to be paid on certain disposable units sold. In fiscal year 2000 and 1999, the Company paid Dr. Richart $12,036 and $2,057, respectively, and $500 is payable for shipments made during the term of the agreement. In addition, Dr. Richart provides consulting services to the Company pursuant to an agreement under which he is paid a fee of $1,000 per day of service. In the fiscal year ended September 29, 2001, Dr. Richart was paid $16,500 for services under the agreement. In fiscal years 2000 and 1999 Dr. Richart performed no services and the Company was not obligated to pay any fees under this agreement.

         Mr. Crocker serves as Chairman of the Board of Directors of the Company at an annual compensation of $50,000 per year plus reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with Company policy.


                                      13.

                       Compensation of Executive Officers

Summary of Compensation

         The following table shows, for the fiscal years ended September 29, 2001, September 30, 2000 and October 2, 1999 compensation awarded or paid to or earned by the Company's Chief Executive Officer and its other executive officers at September 29, 2001, (the "Named Executive Officers").


                           Summary Compensation Table

                                                                                       Long Term
                                                  Annual Compensation              Compensation Awards
                                                                         Other
                                                                         Annual     Securities
                                                                        Compen-     Underlying  Restricted    All other
           Name and                                                    sation (2)     Options    Stock (4)  Compensation(5)
      Principal Position        Year      Salary ($)     Bonus ($)         ($)        (3) (#)        ($)           ($)

Dr. Richard W. Turner           2001      250,000(1)    125,000(1)       16,555       --          181,400         2,650
   President and Chief          2000      266,042(1)     40,000(1)       18,214       50,000        --            2,687
   Executive Officer (6)        1999      238,094(1)     90,000(1)       13,228       95,000        --            4,186

Mr. Thomas W. Fry               2001      180,250        28,500          17,171       11,500                      3,233
   Vice President, Finance      2000      171,938        25,000          16,509       33,000        --            3,342
   And Administration,          1999      160,813        50,000          14,900       41,750        --            3,335
   Treasurer and Secretary

Mr. Samuel Dickstein            2001      151,475        23,500          14,210       11,500        --            3,051
   Vice President, New          2000      144,262        15,000          13,455       25,000        --            3,531
   Business Development         1999      138,038        40,000          12,711       27,625        --            3,081
   and Technology

Mr. John Gormally               2001       34,846         7,500           2,197       40,000        --              --
   Vice President, Sales (7)


(1) Includes amounts earned but deferred at the election of Dr. Turner pursuant to the Company's Retirement Savings Plan of $152,406, $228,270, and $58,094 in fiscal years 2001, 2000 and 1999, respectively.

(2) Includes a $10,800 per person car allowance paid in fiscal years 2001, 2000 and 1999. Includes reimbursement of certain professional services paid to Dr. Turner of $1,275, $5,095 and $75 in fiscal years 2001, 2000 and 1999, respectively, of which $3,311 was earned but deferred at the election of Dr. Turner pursuant to the Company's Retirement Savings Plan in fiscal year 2000. The remaining sum for each of the persons listed is attributable to premiums paid by the Company for group term life insurance and personal commuting expenses paid by the Company.

(3) Fiscal year 1999 options include repriced options issued in replacement of options issued in fiscal year 1998 to purchase 15,000, 8,750, and 7,625 shares for Dr. Turner, Mr. Fry, and Mr. Dickstein, respectively.

(4) Dr. Turner received a grant of 50,000 shares of restricted stock on September 25, 2001. Amount calculated based on the closing sale price of the Company's common stock on September 25, 2001, as reported on the Nasdaq National Market, of $3.628.

(5) Amounts paid as normal contributions pursuant to the Company's Retirement Savings Plan.

(6) Dr. Turner was the Company's President and Chief Executive Officer from September 1997 through March 1998. He remained an employee of the Company and in January 1999 returned to the position of President and Chief Executive Officer.

(7)      Mr. Gormally joined the Company in June 2001.


                                      14.

                        Stock Option Grants and Exercises

         The Company grants options to its executive officers and key employees under the Company's Amended 1987 Stock Option Plan (the "Amended Plan"). The Company may grant both incentive and non-statutory stock options to employees as well as grant stock options to non-employee consultants to the Company. The Amended Plan provides for the grant of options to purchase up to 2,600,000 shares of common stock, and expires on January 15, 2007. As of January 10, 2002, options to purchase a total of 1,395,811 shares had been granted and were outstanding under the Amended Plan and options to purchase 579,440 shares remained available for grant.

         The following tables show for the fiscal year ended September 29, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers.


                        Option Grants in Fiscal Year 2001

                     Number of     % of Total
                     Securities      Options                                                   Potential Realizable
                     Underlying    Granted to                                                Value at Assumed Annual
                      Options     Employees in   Exercise or   Market Price                    Rates of Stock Price
                      Granted        Fiscal       Base Price    at Date of     Expiration    Appreciation for Option
       NAME           (#) (1)       Year (2)        ($/Sh)     Grant ($/Sh)       Date               Term (3)

                                                                                                 5%           10%

Mr. Fry                 1,500         0.8%           $3.720        $3.720        4/23/11        $3,509       $8,893
                       10,000         5.4%           $3.628        $3.628        9/24/11       $22,816      $57,821
Mr. Dickstein           1,500         0.8%           $3.720        $3.720        4/23/11        $3,509       $8,893
                       10,000         5.4%           $3.628        $3.628        9/24/11       $22,816      $57,821
Mr. Gormally           35,000        18.8%           $3.350        $3.350        7/23/11       $73,738     $186,866
                        5,000         2.7%           $3.628        $3.628        9/24/11       $11,408      $28,910

(1) Options generally vest annually over a four-year period. The options will fully vest upon a change of control, as defined in the Amended Plan. The Board of Directors may reprice the options under the terms of the Amended Plan.

(2) Based upon options to purchase 186,000 shares issued to employees in fiscal year 2001. Does not include options to purchase 50,000 shares issued to directors in fiscal year 2001 and options to purchase 10,000 shares issued a consultant in fiscal year 2000.

(3) The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciated at the indicated rate, compounded annually for the entire term of the option and that the option is exercised solely on the last day of its term for the appreciated price. These amounts represent certain assumed rates of appreciation, less the exercise or base price, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.


                                      15.


              Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

                                                                         Number of Securities
                                                                              Underlying        Value of Unexercised
                                                                          Unexercised Options   In-the-Money Options
                                                                             at FY-End (#)          at FY-End ($)
                           Shares Acquired on                                Exercisable/           Exercisable/
          Name                Exercise (#)         Value Realized ($)      Unexercisable (1)      Unexercisable (2)

Dr. Turner                         --                     --                  474,403 /           $1,520,318 /
                                                                               65,000               $157,600

Mr. Fry                            --                     --                   54,524 /             $134,042 /
                                                                               40,000                $72,076

Mr. Dickstein                      --                     --                   67,229 /             $196,263 /
                                                                               32,750                $54,880

Mr. Gormally                       --                     --                        0 /                   $0 /
                                                                               40,000                $16,210

(1)      Includes both in-the-money and out-of-the money options.

(2) The fair market value of the underlying shares on the last day of the fiscal year, September 29, 2001, less the exercise or base price.
"Out-of-the-money" options are ignored.

                              Employment Agreements

         The employment agreement between Dr. Turner and the Company dated October 7, 1999, provides that Dr. Turner is entitled to full salary and all other benefits for a minimum period equal to the time he is subject to any restriction contained in the Noncompetition Agreement (the "NCA") between Dr. Turner and CSAC, (a period ending December 8, 2002). In the event Dr. Turner leaves the employ of BEI before termination of the restrictions under the NCA, he will be entitled to receive from BEI at a minimum the same salary and benefits for the remaining term of the restrictions under the NCA. However, if Dr. Turner leaves the employ of BEI before the end of the restrictions under the NCA and finds other employment, BEI's obligations to pay salary and bonus will be reduced by the salary and bonus Dr. Turner receives from such other employment. The Company has also agreed: (i) not to terminate Dr. Turner's employment without cause during the term of the NCA, and (ii) to accelerate vesting of all of Dr. Turner's options to purchase Common Stock of the Company upon termination of his employment.

         The employment agreement between the Company and Mr. Fry, Vice President, Finance and Administration, Secretary and Treasurer of the Company, provides that if Mr. Fry is terminated by the Company or terminates his employment with the Company for good reason, as defined in the employment agreement, he will receive from the Company his then current full-time compensation for 12 months after such termination.

           Compensation Committee Interlocks and Insider Participation

         As noted above, during fiscal year 2001, the Compensation Committee consisted of Mr. Davis, Dr. Wan and Mr. Wrench. In connection with and effective upon the Distribution, Dr. Wan resigned as Vice President, Corporate Technology, of the Company and Mr. Wrench resigned as the Senior Vice President and Chief Financial Officer of the Company. Each continues to serve the Company as a member of the Board of Directors.


                                      16.

         Report of the Compensation Committee of the Board of Directors

                          On Executive Compensation(1)

         The Compensation Committee (the "Committee") is composed of three non-employee directors. The current members of the Committee are Mr. Wrench, Mr. Davis and Dr. Wan. The Committee is responsible for, among other things, recommending the compensation of executive officers, including any stock-based awards to such individuals under the Amended Plan and the 1992 Restricted Stock Plan (collectively, the "Plans").

Executive Compensation Principles

         The Committee seeks to compensate executive officers in a manner designed to achieve the primary goal of the Company's stockholders: increased stockholder value. In furtherance of this goal, the Committee determines a compensation package that takes into account both competitive and performance factors. Annual compensation of Company executives is comprised of salary and bonus, an approach consistent with the compensation programs of similar companies. A portion of the compensation of each executive officer is contingent upon the Company's performance. Cash bonuses may vary significantly for an individual from year to year, and may vary among the executive officers. Another component of compensation of the executive officers is incentive stock options, which vest over a multi-year period. Restricted stock grants, subject to multi-year vesting, having less frequently been a part of the compensation of some of the executive officers.

Base Salary

         The Committee reassessed salaries for the last three fiscal quarters of fiscal year 2001 in January 2001 for all executive officers. In adjusting the base salaries of the executive officers, the Compensation Committee examined both competitive market rates and qualitative factors relating to corporate and individual performance. In connection with its examination of competitive factors, the Committee reviewed an independent survey of base salaries paid by other medical device development stage companies of comparable size. In many instances, assessment of qualitative factors necessarily involves a subjective assessment by the Committee. In determining salary adjustments for executive officers other than Dr. Turner for fiscal year 2001, the Committee relied primarily on the evaluations and recommendations of Mr. Crocker and Dr. Turner of each officer's responsibilities for fiscal year 2001 and performance during fiscal year 2000.

         At its meeting in January 2001, the Committee approved base compensation increases effective January 1, 2001, for the Named Executive Officers other than Dr. Turner as follows: Mr. Fry and Mr. Dickstein by 4.0% and 5.0%, respectively, each effective retroactive to January 1, 2001.

Management Incentive Bonus

         In fiscal year 2001, the Company had a Management Incentive Bonus Plan under which members of management were eligible to receive cash bonuses based on the achievement of specific operating results established at the beginning of the fiscal year. In September 2001, the Company's Board awarded bonus payments to Mr. Fry of $20,000 and to Mr. Dickstein of $15,000 for their contributions to achievement of operating results for fiscal year 2001 payable in January 2002 plus bonus payments to Mr. Fry of $5,000 and to Mr. Dickstein of $5,000 for their contributions to achievement of the Private Placement. In March 2001, the Committee awarded bonus payments to Mr. Fry of $3,500 and to Mr. Dickstein of $3,500 for their contributions to achievement of the placement of the Series A Convertible Preferred Stock.

Chief Executive Officer Compensation

         In general, the factors utilized in determining Dr. Turner's compensation were similar to those applied to other executive officers in the manner described in the preceding paragraphs; however, a significant percentage of Dr. Turner's potential earnings is subject to consistent, positive, long-term performance of the Company.

         In September 2001, the Board of Directors awarded Dr. Turner a bonus of $75,000 for fiscal year 2001 payable in January 2002 and a bonus of $50,000 for his contributions in achievement of the Private Placement.

Long-Term Incentives

         The Company has equity incentive plans in place to enable the alignment of the interests of stockholders and management by creating incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. In determining the size of a stock option or restricted stock award to be granted to an executive officer, the Committee takes into account the officer's position, level of responsibility within the Company, existing equity holdings, the potential reward to the officer if the stock
                                      17.

appreciates in the public market, the incentives to retain the officer's services to the Company, the competitiveness of the officer's overall compensation arrangements and the performance of the officer. Based on a review of this mix of factors, in September 2001, the Committee awarded shares from the Restrictive Stock Plan to Dr. Turner (50,000 shares) and incentive stock options to Mr. Fry (10,000 shares), Mr. Dickstein (10,000 shares) and Mr. Gormally (5,000), in July 2001 the Committee awarded incentive stock options to Mr. Gormally (35,000) and in April 2001, the Committee awarded incentive stock options to Mr. Fry (1,500 shares) and Mr. Dickstein (1,500 shares). All such restrictive shares and incentive stock options are subject to vesting.

         Gary D. Wrench (Chairman)
         Jordan Davis
         Lawrence A. Wan, PhD

---------------------------

(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.











                                      18.

Performance Measurement Comparison (1)

         The following graph shows the value of an investment of $100 on September 28, 1996, in cash of (i) the Company's Common Stock, (ii) the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (iii) the CRSP Total Return Industry Index for Nasdaq Non-Financial Companies. All values assume reinvestment of the full amount of all dividends and are calculated as of the last trading day of the applicable fiscal year of the Company (2):

               Comparison of Five - Year Cumulative Total Returns
                             Performance Graph for
                       BEI Medical Systems Company, Inc.

              Produced on 01/10/2002 including data to 09/28/2001

--------------------------------------------------------------------------------





                              [PERFORMANCE GRAPH]





--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                     LEGEND

Symbol         CRSP Total Returns Index for:             09/1996    09/1997    10/1998   10/1999    09/2000     09/2001
------         -----------------------------            --------   --------   --------  --------   --------    --------
_________ / /  BEI Medical Systems Company, Inc.           100.0      129.3       66.4      52.6       45.8       138.8

__ __ __ . *   Nasdaq Stock Market (US Companies)          100.0      136.6      132.5     226.4      301.6       123.3

- - - - -  ^   Nasdaq Non-Financial Stocks                 100.0      133.5      127.3     228.3      312.0       116.1
               SIC 0100-5999, 7000-9999 US & Foreign

NOTES:
     A: The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B: The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C: If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
     D: The index level for all series was set to $100.0 on 09/27/1996.

------------------------------------------------------------------------------------------------------------------------

---------------------------

(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)      Fiscal year ending on the Saturday nearest September 30.


                                      19.

                              Certain Transactions

         The Company's By-Laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. Under the Company's By-Laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-Laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

                                  Other Matters

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors


                                             /s/ Thomas W. Fry
                                             ----------------------------------
                                             Thomas W. Fry
                                             Corporate Secretary

February 6, 2002



A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 29, 2001, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, BEI MEDICAL SYSTEMS COMPANY, INC., 100 HOLLISTER ROAD, TETERBORO, NJ 07608.



                                      20.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Please mark
                                                                                                              your votes as  / X /
                                                                                                              indicated in
                                                                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1. To elect two directors to hold office until the 2005 Annual Meeting of Stockholders and one director to hold office until the 2003 Annual Meeting of Stockholders.

            FOR the nominees                 WITHHOLD
          listed below (except               AUTHORITY
          as indicated to the        to vote for the nominees
            contrary below).               listed below

                  /  /                         /  /

NOMINEES FOR THREE-YEAR TERM: CHARLES CROCKER AND RALPH M. RICHART, MD.

NOMINEE FOR ONE-YEAR TERM:   JORDAN DAVIS

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:


-------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for its fiscal year ending September 28, 2002.

                      FOR          AGAINST         ABSTAIN

                      /  /          /  /            /  /



             Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign.
             Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.
             If signer is a partnership, please sign in partnership name by authorized person.



             Dated:                                                             , 2002
                   ------------------------------------------------------------

                   -------------------------------------------------------------------

                   -------------------------------------------------------------------
                                             Signature(s)

             PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE
             WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------

    PROXY

                       BEI MEDICAL SYSTEMS COMPANY, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 12, 2002

            The undersigned hereby appoints Charles Crocker and Thomas W. Fry, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of BEI Medical Systems Company, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of BEI Medical Systems, Inc. to be held at the Union League Club in New York City, on Tuesday, March 12, 2002 at 2:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

            UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                           (continued on reverse side)



--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^